Exhibit 5.1

609 Main Street Houston, TX 77002 United States +1 713 836 3600 www.kirkland.com	Facsimile: +1 713 836 3601

June 2, 2026

Northern Oil and Gas, Inc.

4350 Baker Road, Suite 400

Minnetonka, Minnesota 55343

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special counsel to Northern Oil and Gas, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the prospectus supplement, dated June 2, 2026, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), on June 2, 2026, to the prospectus, dated June 1, 2026 (as supplemented by the prospectus supplement, the “Prospectus”), that constitutes a part of the Company’s Registration Statement on Form S-3ASR (as amended or supplemented, the “Registration Statement”) filed with the Commission on June 1, 2026 under the Securities Act by the Company. The Prospectus relates to the sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of up to 3,689,413 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company to be sold by a stockholder of the Company (the “Selling Stockholder”).

In connection with the registration of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Registration Statement and the exhibits thereto, (ii) the Prospectus, (iii) the organizational documents of the Company and (iv) the minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, with respect to the Shares to be offered by the Selling Stockholder pursuant to the Registration Statement and the Prospectus, such Shares are validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

Northern Oil and Gas, Inc.

June 2, 2026

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Current Report on Form 8-K filed by the Company on the date hereof and its incorporation by reference into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Prospectus in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP